Exhibit 10.1
AMENDMENT NO. 1 AND WAIVER TO REVOLVING CREDIT AND SECURITY
AGREEMENT
     THIS AMENDMENT NO. 1 AND WAIVER TO REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment No. 1”), dated as of March 2, 2010, is entered into by and among AMERICA SERVICE GROUP INC., a Delaware corporation (“ASG”), PRISON HEALTH SERVICES, INC., a Delaware corporation (“PHS”), PRISON HEALTH SERVICES OF INDIANA, L.L.C., an Indiana limited liability company (“PHS Indiana”), CORRECTIONAL HEALTH SERVICES, LLC, a New Jersey limited liability company (“CHS”), and SECURE PHARMACY PLUS, LLC, a Tennessee limited liability company (“SPP” and together with ASG, PHS, PHS Indiana, and CHS individually and collectively, “Borrower”), and CAPITALSOURCE BANK, a California industrial bank (“CapitalSource”), as administrative agent and collateral agent for Lenders (in such capacities, “Agent”), and the Lenders party hereto.
RECITALS
     A. Pursuant to that certain Revolving Credit and Security Agreement dated as of July 28, 2009, by and between Borrower, CapitalSource and Lenders (as amended, supplemented, modified and restated from time to time, collectively, the “Loan Agreement”), Lenders agreed to make available to Borrower the Loans and other credit facilities contemplated thereby.
     B. The parties hereto desire to enter into this Amendment No. 1 to amend the Loan Agreement in certain respects as provided herein.
     NOW, THEREFORE, in consideration of the foregoing, the terms and conditions, premises and other mutual covenants set forth in this Amendment No. 1, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Borrower, Agent and Lenders hereby agree as follows:
     Section 1. Definitions. Unless otherwise defined herein, all capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan Agreement (as amended hereby).
     Section 2. Waiver of Designated Event of Default. Borrower hereby acknowledges that an Event of Default has occurred and is continuing as a result of Borrower’s failure to comply under Section 7.1 of the Loan Agreement with the Adjusted Fixed Charge Ratio set forth in clause (2) of Annex I of the Loan Agreement for the calendar quarter ending December 31, 2009 (the “Designated Event of Default”). As of the First Amendment Effective Date (as defined below), Agent and Lenders shall be deemed to have waived the Designated Event of Default. Except as expressly set forth herein, (a) this Amendment No. 1 shall not be deemed to be a waiver of any other Default or Event of Default, all of which are expressly reserved by Lender; and (b) the Loan Agreement and the other Loan Documents shall continue in full force and effect, except as amended by this Amendment No. 1. The waiver set forth in this Section 2 shall not preclude the exercise now or at any time in the future of any right, power, or privilege available to Agent and/or Lenders whether under the Loan Agreement, the other Loan Documents or otherwise, including without limitation in respect of the Designated Event of Default which shall not be waived by Agent or Lenders absent the occurrence of the First Amendment Effective Date.
     Section 3. Amendments to Loan Agreement.
          (a) The first Whereas clause of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, Borrower has requested that Lenders make available to Borrower a revolving credit facility (the “Revolving Facility”) in a maximum principal amount at any time outstanding of up to Twenty Million Dollars ($20,000,000) (the “Closing Date Facility Cap”) plus up to an additional Twenty Million Dollars ($20,000,000) if all Additional Tranches (as defined herein) are activated in accordance with the terms hereof, plus and within the Current Facility Cap, a sublimit of Fifteen Million Dollars ($15,000,000) (the “L/C Sublimit”), the proceeds of such Revolving Facility shall be used by Borrower for general corporate matters and purposes, and working capital needs in connection with its provision of medical and related services to correctional facilities;”
          (b) Section 2.1(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“(a) Subject to the provisions of this Agreement, each Lender agrees to make available its Pro Rata Share of Advances, including Advances in connection with the issuance or collateralization of Letters of Credit, to Borrower under the Revolving Facility from time to time during the Term; provided, that (i) the Pro Rata Share of the Advances of any Lender shall not at any time exceed its separate Commitment, and (ii) the aggregate amount of all Advances at any time outstanding under the Revolving Facility, together with the then aggregate amount of L/C Exposure, shall not exceed the lesser of (A) the Current Facility Cap and (B) the Availability. After the Closing Date, so long as no Default or Event of Default exists and subject to the terms of this Agreement, with the prior written consent of Agent and Lenders in their sole discretion, the Closing Date Facility Cap may be increased upon the written request of Borrower (which such request shall be made at least fifteen (15) days prior to the proposed effective date of such Additional Tranche) to Agent and Lenders to activate up to four (4) Additional Tranches; provided that Borrower shall not make more than four (4) such requests during the term hereof and provided further that neither Agent nor Lenders shall have any obligation to consent to any requested activation of an Additional Tranche. The obligations of Lenders hereunder shall be several and not joint up to the amount of the Commitments. The Revolving Facility is a revolving credit facility, which may be drawn, repaid and redrawn, from time to time as permitted under this Agreement. Any determination as to whether there is availability within the Borrowing Base for Advances shall be made by Agent in its Permitted Discretion and is final and binding upon Borrower. Unless otherwise permitted by Agent, each Advance shall be in an amount of at least $100,000. Subject to the provisions of this Agreement, Borrower may request Advances under the Revolving Facility up to and including the value, in Dollars, of 85% of the Borrowing Base (such calculated amount being referred to herein as the “Availability”). Advances under the Revolving Facility automatically shall be made for the payment of interest on the Loans and other Obligations on the date when due to the extent available and as provided for herein.
          (c) Section 2.7 of the Loan Agreement is hereby amended by deleting the words “Facility Cap” set forth therein and inserting in lieu thereof the words “Current Facility Cap”.
          (d) Section 2.12(a) of the Loan Agreement is hereby amended by deleting the words “Facility Cap” set forth therein and inserting in lieu thereof the words “Current Facility Cap”.

          (e) Section 3.1 of the Loan Agreement is hereby amended by deleting the words “Facility Cap” set forth therein and inserting in lieu thereof the words “Current Facility Cap”.
          (f) Section 4.2(c) of the Loan Agreement is hereby amended by deleting the words “Facility Cap” set forth therein and inserting in lieu thereof the words “Current Facility Cap”.
          (g) Section 9.1(a)(viii) is hereby amended by deleting the words “Facility Cap”
          set forth therein and inserting in lieu thereof the words “Current Facility Cap”.
          (h) The definition of “EBITDA” set forth in Annex I of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“EBITDA” shall mean, for any Test Period, the sum, without duplication, of the following for Borrower, on a consolidated basis: Net Income determined in accordance with GAAP, plus, (a) Interest Expense, (b) any provision for taxes based on income or profit that was deducted in computing Net Income, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, all of the foregoing determined in accordance with GAAP, and (g) charges incurred and that are arising out of the SPP investigation after July 1, 2009 including, without limitation, all expenses associated with the SPP investigation including any fines, penalties, credits or refunds to customers and expenses or charges incurred in the associated shareholder securities suit provided such charges shall in no event exceed $4,500,000 in the aggregate during the course of the Term, minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains.
     (i) The following definitions are hereby inserted in appropriate alphabetical order in Appendix A to the Loan Agreement:
(i) “Additional Tranche” shall mean an increase in the maximum amount of the Revolving Facility equal to $5,000,000 (it being acknowledged that four (4) Additional Tranches are permitted, subject to compliance with Section 2.1(a), for a total of up to Twenty Million Dollars ($20,000,000) in Additional Tranches).
(ii) “Closing Date Facility Cap” shall have the meaning set forth in the Recitals hereto.
(iii) “Current Facility Cap” shall mean, as of the date of determination, the Closing Date Facility Cap plus the aggregate amount of all Additional Tranches that have been activated with the consent of Agent and Lenders in accordance with Section 2.1(a). For the avoidance of doubt, the Current Facility Cap shall at no time exceed $40,000,000.
(iv) “SPP Investigation” shall mean that certain investigation of the Audit Committee of the Board of Directors of ASG into matters directly related to SPP business and accounting activities and practices described in the press release issued by ASG on October 24, 2005.

     (j) The following definition set forth in Appendix A to the Loan Agreement is hereby amended and restated in its entirety as follows:
“Termination Fee” shall mean (for the time period indicated) the amount equal to (i) $800,000, if the date of such Revolver Termination is on or after October 31, 2009 but prior to October 31, 2010 and (ii) $400,000, if the date of such Revolver Termination is on or after October 31, 2010 but prior to July 31, 2011.
     Section 4. Representations and Warranties.
          (a) Notwithstanding any other provision of this Amendment No. 1, each Borrower individually hereby (i) confirms and makes all of the representations and warranties set forth in the Loan Agreement and other Loan Documents with respect to such Borrower as of the date hereof and as of the First Amendment Effective Date and confirms that they are true and correct, (ii) represents and warrants to each Lender that it has good and marketable title to all of its respective Collateral, free and clear of any Lien or security interest in favor of any other Person (other than Permitted Liens), and (iii) represents and warrants that since the date of the last financial statements of the Borrower provided to Agent there has been no material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Borrower.
          (b) Each Borrower individually hereby represents and warrants as of the date of this Amendment No. 1 and as of the First Amendment Effective Date as follows: (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by it of this Amendment No. 1 are within its powers, have been duly authorized, and do not contravene (A) its articles of organization, operating agreement, or other organizational documents, or (B) any applicable law; (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any Governmental Authority or other Person, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment No. 1 by or against it; (iv) this Amendment No. 1 has been duly executed and delivered by it; (v) this Amendment No. 1 constitutes its legal, valid and binding obligations enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and (vi) upon the First Amendment Effective Date, it is not in default under the Loan Agreement and no Default or Event of Default exists, has occurred or is continuing.
     Section 5. Expenses. Borrower shall pay all costs and expenses incurred by Agent, Lenders or any of their respective Affiliates, including, without limitation, documentation and diligence fees and expenses, and all other out-of-pocket charges and expenses and reasonable attorneys’ fees and expenses and allocated costs of in-house counsel, in connection with entering into, negotiating, preparing, reviewing and executing this Amendment No. 1 and all related agreements, documents and instruments, and all of the same, to the extent incurred and not promptly reimbursed by Borrower, may be charged to Borrower’s account as an Advance and shall be part of the Obligations. If Agent, any Lender or any of Agent or Lender’s Affiliates uses in-house counsel for any of the purposes set forth above Borrower expressly agrees that its Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Agent or Lender or such Affiliate in its sole discretion for the work performed.
     Section 6. Reference to the Effect on the Loan Agreement. Upon the effectiveness of this Amendment No. 1, (i) each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended by this Amendment No. 1, and (ii) each reference in any other Loan Document to the “Loan

Agreement” shall mean and be a reference to the Loan Agreement as amended by this Amendment No. 1. Each reference herein to the Loan Agreement shall be deemed to mean the Loan Agreement as amended by this Amendment No. 1. Except as specifically amended hereby, the Loan Agreement and all other Loan Documents shall remain in full force and effect and the terms thereof are expressly incorporated herein and are ratified and confirmed in all respects. This Amendment No. 1 is not intended to be or to create, nor shall it be construed as or constitute, a novation or an accord and satisfaction but shall constitute an amendment of the Loan Agreement. The parties hereto agree to be bound by the terms and conditions of the Loan Agreement as amended by this Amendment No. 1 as though such terms and conditions were set forth herein in full. The execution, delivery and effectiveness of this Amendment No. 1 shall not, except as expressly provided in this Amendment No. 1, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement or any other Loan Document or any other documents, instruments and agreements executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing whether arising before or after the Effective Date or as a result of performance hereunder.
     Section 7. Governing Law and Jury Trial. THIS AMENDMENT NO. 1 AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AGREEMENT.
     Section 8. Headings and Counterparts. The captions in this Amendment No. 1 are intended for convenience and reference only and do not constitute and shall not be interpreted as part of this Amendment No. 1 and shall not affect the meaning or interpretation of this Amendment No. 1. This Amendment No. 1 may be executed in one or more counterparts, all of which taken together shall constitute but one and the same instrument. This Amendment No. 1 may be executed by facsimile transmission, which facsimile signatures shall be considered original executed counterparts for all purposes, and each party to this Amendment No. 1 agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party to this Amendment No. 1.
     Section 9. Amendments. This Amendment No. 1 may not be changed, modified, amended, restated, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing or in any other manner other than by written agreement in accordance with Section 10.5 of the Loan Agreement. This Amendment No. 1 shall be considered part of the Loan Agreement for all purposes under the Loan Agreement.
     Section 10. Entire Agreement. This Amendment No. 1, the Loan Agreement, and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior discussions, representations, agreements and understandings, if any, relating to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
     Section 11. Miscellaneous. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. This Amendment No. 1 shall inure to the benefit of Agent, Lenders, all future holders of any Note, any of the Obligations or any of the Collateral and all Transferees and Participants, and each of their respective successors and permitted assigns. No Borrower may assign, delegate or transfer this Amendment No. 1 or any of its rights or obligations under this Amendment No. 1 unless otherwise permitted by the Loan Documents. No rights are intended to be created under this Amendment No. 1 for the benefit of any third party donee, creditor or incidental beneficiary of Borrower or any Guarantor. Nothing contained in this Amendment No. 1 shall be construed as a delegation to Agent or any Lender of any Borrower’s or any Guarantor’s duty of performance, including, without limitation, any duties under any account or contract in which Lender has a security interest or Lien. This Amendment No. 1 shall be binding upon Borrowers and their respective successors and assigns.
     Section 12. Effective Date. The effectiveness of this Amendment No. 1 and the agreements of Agent and Lenders set forth herein, are subject to the satisfaction of the following conditions precedent (the date on which such conditions shall have been satisfied, the “First Amendment Effective Date”), all in form and substance satisfactory to Agent in its sole discretion:
     (a) Agent shall have received each of the following, each in form and substance satisfactory to Agent in its sole discretion, and, where applicable, each duly executed by each party thereto:
(i)	This Amendment No. 1, duly executed by an authorized officer of each Borrower and each Lender; and

(ii)	All other documents Agent may reasonably request with respect to any matter relevant to this Amendment No. 1 or the transactions contemplated hereby;
          (b) The representations and warranties contained herein, in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date;
          (c) No Default or Event of Default shall have occurred and be continuing; and
          (d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment No. 1 and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent.
     Section 13. Release by Borrower. BY EXECUTION OF THIS AMENDMENT NO. 1, EACH BORROWER ACKNOWLEDGES AND CONFIRMS, ON A JOINT AND SEVERAL BASIS, THAT SUCH BORROWER PARTY DOES NOT HAVE ANY OFFSETS, DEFENSES OR CLAIMS AGAINST AGENT OR ANY LENDER, OR ANY OF THEIR RESPECTIVE PRESENT OR FORMER SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, ATTORNEYS, PREDECESSORS, SUCCESSORS OR ASSIGNS WHETHER ASSERTED OR UNASSERTED. TO THE EXTENT THAT ANY BORROWER MAY HAVE SUCH OFFSETS, DEFENSES OR CLAIMS, EACH BORROWER AND EACH OF ITS SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, EMPLOYEES, AGENTS, HEIRS, EXECUTORS, AS APPLICABLE, JOINTLY AND SEVERALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, RELEASES AND FOREVER DISCHARGES AGENT, EACH LENDER, AND THEIR RESPECTIVE SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, PREDECESSORS, SUCCESSORS AND ASSIGNS, BOTH PRESENT AND FORMER (COLLECTIVELY THE “LENDER AFFILIATES”) OF AND FROM ANY AND ALL ACTUAL OR POTENTIAL CLAIMS, DEMANDS, DAMAGES, ACTIONS, REQUESTS FOR SANCTIONS AND CAUSES OF ACTION, TORTS, OBLIGATIONS, SUITS, DEBTS, CONTROVERSIES, DAMAGES,

JUDGMENTS, EXECUTIONS, CLAIMS AND DEMANDS WHATSOEVER, ALL OTHER LIABILITIES WHETHER KNOWN OR UNKNOWN, MATURED OR UNMATURED, CONTINGENT OR ABSOLUTE, OF ANY KIND OR DESCRIPTION WHATSOEVER, EITHER IN LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION UNDER THE UNITED STATES BANKRUPTCY CODE OR OTHERWISE, ASSERTED OR UNASSERTED WHICH AGAINST AGENT, ANY LENDER AND/OR LENDER AFFILIATES ANY BORROWER EVER HAD, NOW HAVE, CLAIM TO HAVE OR MAY LATER HAVE OR WHICH ANY OF ANY BORROWER’S SUCCESSORS, ASSIGNS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, EMPLOYEES, AGENTS, HEIRS, EXECUTORS, AS APPLICABLE, BOTH PRESENT AND FORMER EVER HAD, NOW HAS, CLAIM TO HAVE OR MAY LATER HAVE, UPON OR BY REASON OF ANY MANNER, CAUSE, CAUSES OR THING WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY PRESENTLY EXISTING CLAIM OR DEFENSE WHETHER OR NOT PRESENTLY SUSPECTED, CONTEMPLATED OR ANTICIPATED, AND EACH BORROWER HEREBY AGREES THAT SUCH BORROWER IS COLLATERALLY ESTOPPED FROM ASSERTING ANY CLAIMS AGAINST AGENT, LENDER OR ANY OF THE LENDER AFFILIATES RELATING TO THE FOREGOING.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 and Waiver to Revolving Credit and Security Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AMERICA SERVICE GROUP INC.
	By:	/s/ Michael W. Taylor
	Name:	Michael W. Taylor
	Title:	Executive Vice President & CFO

PRISON HEALTH SERVICES, INC.
	By:	/s/ Michael W. Taylor
	Name:	Michael W. Taylor
	Title:	Executive Vice President & CFO

PRISON HEALTH SERVICES OF INDIANA, LLC
	By:	PRISON HEALTH SERVICES, INC., its General Manager

	By:	/s/ Michael W. Taylor
	Name:	Michael W. Taylor
	Title:	Executive Vice President & CFO

CORRECTIONAL HEALTH SERVICES, LLC
	By:	PRISON HEALTH SERVICES, INC., its Managing Member

	By:	/s/ Michael W. Taylor
	Name:	Michael W. Taylor
	Title:	Executive Vice President & CFO

SECURE PHARMACY PLUS, LLC,
By:	PRISON HEALTH SERVICES, INC., its
Managing Member

By:	/s/ Michael W. Taylor
Name:	Michael W. Taylor
Title:	Executive Vice President & CFO

AGENT AND LENDER:	CAPITALSOURCE BANK
	By:	/s/ Humberto Espada
	Name:	Humberto Espada
	Title:	Bank Officer